                                EXHIBIT 23 (d)

                        CONSENT OF PETRONI & ASSOCIATES
                        -------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 12, 1996 and January 20, 1995 included in The Woodstown National Bank and Trust Company's Annual Reports for the years ended December 31, 1995 and 1994 and to all references to our Firm included in this registration statement.

PETRONI & ASSOCIATES


By:  Nick L. Petroni, CPA

Glassboro, NJ
November 25, 1996